Exhibit 99.1

For Immediate Release For Further Information Contact: Roy A. Fletcher, Investor Relations Crusader Energy Group Inc. (405) 242-1847
CRUSADER ENERGY ANNOUNCES UPDATE ON
CONTINUED DISCUSSIONS OF STRATEGIC ALTERNATIVES
OKLAHOMA CITY, OKLAHOMA, March 26, 2009: Crusader Energy Group Inc. (AMEX:KRU) today announced that in connection with the Company’s continued evaluation and assessment of financial and strategic alternatives to address its previously announced $5 million borrowing base deficiency under its senior credit facility, the Company elected not to pay the approximately $833,000 first installment on the repayment of the borrowing base deficiency that was due on March 25, 2009. As previously reported the Company had notified the lenders under the senior credit facility that it had elected to repay the borrowing base deficiency through six equal monthly installments, with the first installment due March 25, 2009. The Company’s election not to pay the installment due on March 25, 2009 results in an event of default under the Company’s senior credit facility, and the administrative agent under the Company’s senior credit facility could elect to declare all amounts outstanding under the senior credit facility to be immediately due and payable. In addition, an event of default under the senior credit facility results in an event of default under the Company’s second lien credit facility, and the administrative agent under the second lien credit facility (subject to certain intercreditor agreement provisions) could elect to declare all amounts outstanding under the second lien credit facility to be immediately due and payable. If the lenders under either credit facility accelerate such indebtedness, the Company does not have sufficient funds currently available to repay such indebtedness. The Company remains in discussions with the lenders under both its senior credit facility and its second lien credit facility regarding potential solutions to address the borrowing base deficiency and default, as well as with other third parties regarding potential strategic alternatives (which may include restructuring the Company’s debt, the sale of some or all of the Company’s assets or a merger or other business combination involving the Company). The Company may be required to seek protection under Chapter 11 of the United States Bankruptcy Code if such efforts are not successful or to effect any strategic alternative that it elects to pursue.
ABOUT CRUSADER ENERGY
Oklahoma City-based Crusader Energy Group Inc. is an oil and gas company with assets focused in various producing domestic basins. The Company has a primary focus on the development of unconventional resource plays which includes the application of horizontal drilling and cutting edge completion technology aimed at developing shale and tight sand reservoirs. The Crusader assets are located in various domestic basins, the majority of which are in the Anadarko Basin and Central Uplift, Ft. Worth Basin Barnett Shale, Delaware Basin, Val Verde Basin, and the Bakken Shale of the Williston Basin.
For other information regarding Crusader, please visit the Company’s Internet Web site at http://www.crusaderenergy.com. In addition to SEC filings and press releases, the Company posts materials of general interest to investors including any current investor meeting information or Crusader conference or analyst presentations.
FORWARD-LOOKING STATEMENT DISCLOSURE
This press release contains “forward-looking statements” within the meaning of the Federal securities laws and regulations. Forward-looking statements are estimates and predictions by management about the future outcome of events and conditions that could affect Crusader’s business, financial condition and results of operations. We use words such as, “will,” “should,” “could,” “plans,” “expects,” “likely,” “anticipates,” “intends,” “believes,” “estimates,” “may,” and other words of similar expression to indicate forward-looking statements.
There is no assurance that the estimates and predictions contained in our forward-looking statements will occur or be achieved as predicted. Any number of factors could cause actual results to differ materially from those referred to in a forward-looking statement. Furthermore, there can be no assurance the Company will be able to identify or effect, on favorable terms or at all, any financial or strategic alternatives, including as may be required to remedy the Company’s borrowing base deficiency or failure to make the required repayment of the borrowing base deficiency that was due on March 25, 2009, described in this release, or avoid a filing by the Company of a petition for relief under federal bankruptcy laws.
Further information on risks and uncertainties affecting our business is described under Risk Factors and are available in our reports filed with the SEC which are incorporated by this reference as though fully set forth herein. We undertake no obligation to publicly update or revise any forward-looking statement.